Exhibit 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2002 [except for notes 15(b) and (c) which are as of March 25, 2002] in the Registration Statement (Form SB-2 No. 333-______) and related Prospectus of Stockgroup Information Systems Inc. for the registration of 4,301,000 shares of its common stock.


                                        /s/ ERNST & YOUNG LLP

Vancouver, Canada,                             Chartered Accountants
June 24, 2002.